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                                                                   EXHIBIT 23.1

                        [LETTERHEAD OF ERNST & YOUNG LLP]


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Amnex, Inc. for the registration of $15,000,000 8-1/2% Convertible Notes due 2002 and 17,339,355 Common Shares and to the incorporation by reference therein of our report dated April 4, 1997 with respect to the consolidated financial statements and schedule of Amnex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                              /s/ Ernst & Young LLP
                              ERNST & YOUNG LLP

New York, New York
February 20, 1998